UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Berkshire Bank Executive Long-Term Care Insurance Plan.  On January 22, 2015, Berkshire Hills Bancorp, Inc. (the “Company”) adopted the Berkshire Bank Executive Long-Term Care Insurance Plan (the “Plan”), effective as of January 22, 2015, to promote the long-term success of the Company and Berkshire Bank, a wholly-owned subsidiary of the Company, by providing an additional means to retain and reward individuals who contribute to such success.  Participation in the Plan is currently limited to four executive officers, Michael Daly, President and Chief Executive Officer, Sean Gray, Executive Vice President, Retail Banking, Richard Marotta, Executive Vice President, Chief Risk and Administrative Officer, Linda Johnston, Executive Vice President, Director Human Resources, and their respective spouses.  Under the Plan, covered participants will receive long-term care coverage, at no cost, and once participants are fully vested in their benefits, they will be entitled to such benefits for the remainder of each participant’s lifetime.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the copy of the form of such document, which is included herein as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Berkshire Bank Executive Long-Term Care Insurance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: January 22, 2015	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer